QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NATURAL GOLF CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Natural Golf Corporation

March 31, 2004

Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2004 Annual Meeting of Shareholders of Natural Golf Corporation to be held at the Ramada Hotel, Kensington Room, 200 East Rand Road, Mount Prospect, Illinois on May 10, 2004 at 9:00 a.m., Chicago time. The formal notice of the Annual Meeting appears on the following page.

        The attached Notice of Annual Meeting and Proxy Statement describe the matters that will be voted upon at the Annual Meeting. Our Board of Directors will be present at the Annual Meeting to answer any questions you may have.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

        We look forward to seeing you on May 10, 2004 and urge you to return your proxy card as soon as possible.

Sincerely,

THOMAS HERSKOVITS Chairman of the Board of Directors

Natural Golf Corporation

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 10, 2004

To the Shareholders of
Natural Golf Corporation:

        The Annual Meeting of Shareholders of Natural Golf Corporation will be held at 9:00 a.m., Chicago time, on May 10, 2004, at the Ramada Hotel, Kensington Room, 200 East Rand Road, Mount Prospect, Illinois, for the following purposes:

  (1)
  To elect two Class I directors to Natural Golf Corporation's Board of Directors; and

  (2)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 19, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

RICHARD A. MAGID Chief Financial Officer, Chief Operating Officer, Secretary and Director

Mount Prospect, Illinois
March 31, 2004

All shareholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope furnished for that purpose.

Natural Golf Corporation
1200 East Business Center Drive
Suite 400
Mount Prospect, Illinois 60056
(847) 321-4000

PROXY STATEMENT

        The accompanying proxy is solicited by the Board of Directors of Natural Golf Corporation, an Illinois corporation, for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., Chicago time, Monday, May 10, 2004, at the Ramada Hotel, Kensington Room, 200 East Rand Road, Mount Prospect, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first released to shareholders on or about March 31, 2004.

        Record Date and Outstanding Shares—The Board of Directors has fixed the close of business on March 19, 2004, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, Natural Golf Corporation had outstanding 5,082,566 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

        Voting of Proxies—Thomas Herskovits, Andrew S. Wyant and Richard A. Magid, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Herskovits, Wyant and Magid are directors and officers of Natural Golf Corporation. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of Natural Golf Corporation of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

        Required Vote—A plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for directors. Each shareholder will be entitled to vote the number of shares of Common Stock held as of the Record Date by such shareholder for the number of directors to be elected. Shareholders will not be allowed to cumulate their votes in the election of directors.

        Quorum; Abstentions and Broker Non-Votes—The required quorum for transaction of business at the Annual Meeting will be a majority of the shares issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

        Shareholder List—A list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of, and number of shares registered in the name of, each shareholder, will be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing April 30, 2004 and continuing through the date of the Annual Meeting, at the principal offices of Natural Golf Corporation, 1200 East Business Center Drive, Suite 400, Mount Prospect, Illinois 60056.

        Annual Report to Shareholders—Our Annual Report to Shareholders for the fiscal year ended November 30, 2003, containing financial and other information pertaining to us, is being furnished to shareholders with this Proxy Statement.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our Board of Directors consists of six directors, who, pursuant to our Amended and Restated Articles of Incorporation, are divided into three classes of two members each. At the Annual Meeting, two Class I directors will be elected for a term of three years expiring at our 2007 Annual Meeting of Shareholders. Both of the nominees are presently serving as directors. The Board of Directors recommends that the shareholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of Natural Golf Corporation. See the section captioned "Nominees" below for information about each of the nominees.

        The four directors whose terms of office do not expire in 2004 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

        If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director if elected.

NOMINEES

        The following table sets forth the names and ages of both nominees for election as Class I directors, the positions and offices that each nominee has held, and the period during which each nominee has served in such positions and offices:

Name	Age	Position/Offices	Served as Director Since
Robert E. Baker(1)(2)	57	Director	2004
Richard A. Magid	45	Chief Financial Officer, Chief Operating Officer, Secretary and Director	2003

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

        Robert E. Baker has been one of our directors since January 2004. Mr. Baker has been the Vice President of Marketing of ConAgra Foods since 1999. From 1997 to 1999, Mr. Baker was the Vice President of Strategic Planning of Dean Foods. Mr. Baker currently also serves on the Board of Directors of Continental Custom Ingredients.

        Richard A. Magid has served as our Chief Financial Officer, Chief Operating Officer and Secretary since January 2004 and has served as one of our directors since May 2003. From 2002 until January 2004, Mr. Magid was the Chief Financial Officer of Sportvision, Inc. In 2002, Sportvision, Inc. merged with Ignite Sports, Inc., where Mr. Magid was the Chief Financial Officer since 2001. Sportvision and Ignite Sports provide interactive sports marketing and technology products and services to sports properties, marketers and media companies. From 2000 to 2001, Mr. Magid was Chief Operating Officer of Edventions, Inc., a technology infrastructure company to elementary schools. From 1992 to 1999, Mr. Magid served in various capacities, including Chief Financial Officer and Chief Operating Officer, of HA-LO Industries, Inc., a publicly-held promotional products and marketing services company that filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on July 30, 2001. Mr. Magid began his professional career with Arthur Andersen & Co. where he worked from 1981 to 1992. Mr. Magid earned a Bachelor of Science in Accountancy from the University of Illinois in 1981.

        The Board of Directors recommends that shareholders vote FOR both of the nominees for election as Class I directors.

OTHER DIRECTORS

        The following persons will continue to serve as our directors after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified:

Name	Age	Position/Offices	Served as Director Since	Term Expires
Thomas Herskovits(1)	57	Chairman and Director	1997	2005
Andrew S. Wyant	35	President, Chief Executive Officer and Director	1998	2006
Kenneth Greenblatt(1)(2)	58	Director	2002	2005
Barry J. Ryan(2)	54	Director	2004	2006

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

        Thomas Herskovits, our Chairman since 1997, has been the Managing Partner of Herskovits Enterprises, since its founding in 1996. Herskovits Enterprises makes debt and equity investments in emerging growth private companies that have a consumer products orientation and can benefit from Mr. Herskovits' marketing expertise. Mr. Herskovits has also been a Managing Member of TEC Construction, LLC, a real estate development and construction services firm, since September 30, 2002. From 1993 to 1996, Mr. Herskovits was President and CEO of Specialty Foods, a $2 billion food company. From 1989 to 1992, Mr. Herskovits was President of the Kraft Foods Frozen Products Group, which included such products as Breyers, Sealtest, Cool Whip, Bird's Eye, Budget Gourmet, Lender's Bagels and Tombstone Pizza. From 1982 to 1989, Mr. Herskovits was President and CEO of the Kraft Dairy Group and President of Post Cereal Breakfast Foods Division of General Foods. Mr. Herskovits started his career at Proctor & Gamble and held various marketing and sales positions from 1971 to 1980. Mr. Herskovits is a graduate of Syracuse University with a degree in architecture and an MBA in finance and marketing. Mr. Herskovits was born in Budapest, Hungary and emigrated to the United States in 1957. Mr. Herskovits currently serves on the Board of Directors of SimonDelivers.com, Congregation Bene Shalom, and Hebrew Seminary for the Deaf. From 1992 to July 2003, Mr. Herskovits also served as a director of HA-LO Industries. Mr. Herskovits is an advisor to the Board of Syracuse University School of Management, Sage Enterprises and Blue Chip Ventures.

        Andrew S. Wyant has served as our President, Chief Executive Officer and a director since 1998. Mr. Wyant also serves as the President and sole director of each of our subsidiaries, Natural Golf Products Corporation, Natural Golf Schools Corporation and Natural Golf Field Sales Corporation. From 1997 to 1998, Mr. Wyant was Natural Golf Corporation's Chief Operating Officer. From 1996 to 1997, Mr. Wyant was an associate with Dillon, Read & Company's Corporate Finance division. From 1994 to 1996, Mr. Wyant served as the Executive Vice President of Metz Banking Company. From 1991 to 1993, Mr. Wyant was a consultant with The Boston Consulting Group. Mr. Wyant received a Bachelor of Science in Economics from The Wharton School of Business.

        Kenneth Greenblatt, one of our directors since 2002, has been a producer of plays since 1996 and was the Chairman of Missbrenner Prints from 1987 to 1996. Missbrenner Prints was a private company engaged in the printing and production of swimwear fabrics that were sold to swimwear manufacturers. Mr. Greenblatt served as the Chairman of the G.F. Division of Guilford Mills, a New York Stock Exchange traded company, from 1981 to 1987 following his successful execution of the sale of the Gilbert Frank Corporation, the largest producer of swimwear fabrics at that time, to Guilford Mills. Guilford Mills was a diversified textile product manufacturer with a broad range of clothing and swimwear products. Prior to the sale of Gilbert Frank Corporation, Mr. Greenblatt served as its President from 1970 to 1981. Mr. Greenblatt served as Chairman of Kenneth John Productions, a producer of Broadway shows from 1981 to 1996. Mr. Greenblatt also served as a director of LCS Golf, Inc. from 2000 to 2002, when he resigned. LCS Golf, a publicly-traded company on the Over-the-Counter Bulletin Board, owns and operates a number of golf Internet marketing and web site properties.

        Barry J. Ryan, who was appointed to our Board of Directors on March 29, 2004, has been the President and CEO of Four Wheel Drive Hardware L.L.C., a mail-order cataloger and distributor of automotive parts and accessories, since 2000. From 1997 to 2000, Mr. Ryan served as the Vice President and General Manager of Wilson Golf Worldwide, and from 1996 to 1997, he served as the President of Ero Industries, Inc., a manufacturer and marketer of children's leisure products. From 1980 to 1996, he held various positions with the Huffy Corporation, including President of Huffy Bicycle Company, President of Huffy Sports, Vice President of Sales & Marketing of Gerry Baby Products, and Vice President, CFO and Treasurer of Huffy Corporation. Mr. Ryan started his career in the audit practice for Peat Marwick Mitchell from 1972 to 1980. Mr. Ryan received a Bachelor of Business Administration in Accounting from the University of Cincinnati and graduated from the Management Development Program at the Harvard Business School.

        Director Compensation—Each or our directors who is not an employee or consultant of Natural Golf Corporation (the "Outside Directors") will be paid an annual fee of $10,000 for his services as a director, plus reimbursement for reasonable expenses incurred in attending board and committee meetings. Each Outside Director will also receive an annual award of options to purchase 10,000 shares of Common Stock under our 2003 Stock Incentive Plan.

        Meetings—During the fiscal year ended November 30, 2003, our Board of Directors held six meetings. Each director attended at least 75% of the aggregate number of Board of Directors meetings held during the time such person served as a director and the total number of committee meetings on which he served that were held during the fiscal year ended November 30, 2003.

        Committees of the Board of Directors—Our Board of Directors has established an Audit Committee and a Compensation Committee. We do not have a separate Nominating Committee at this time.

        The members of the Audit Committee are Messrs. Baker and Greenblatt. Mr. Ryan will join the Audit Committee as its Chairman on April 26, 2004. Our Board has also designated Mr. Ryan as a "financial expert" as such term is defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended.

        The Audit Committee generally has responsibility for recommending independent auditors to our Board of Directors for selection, reviewing the plan and scope of the annual audit, reviewing our audit and control functions, reviewing and pre-approving audit and permissible non-audit services, and reporting to our full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. A copy of the Audit Committee's charter is attached to this Proxy Statement as Exhibit A. The Audit Committee was established in connection with our initial public offering in December 2003 and therefore did not meet during the fiscal year ended November 30, 2003. See "Report of the Audit Committee of the Board of Directors."

        The members of the Compensation Committee are Messrs. Baker, Greenblatt and Herskovits. The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive compensation, reviewing our executive compensation policies and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering our stock incentive plan, determining the number of options to be granted to our officers, employees and consultants pursuant to the plan and reporting to the Board of Directors regarding the foregoing. During the year ended November 30, 2003, the Compensation Committee held one meeting.

        Currently, our Board of Directors is responsible for director nominations; however, it does not have a separate charter governing director nominations. Our Board of Directors intends to appoint a separate Nominating Committee that meets the applicable independence requirements of the American Stock Exchange prior to December 11, 2004, when these rules will become effective with respect to us. We anticipate that our Board of Directors will approve a charter for the Nominating Committee at the time of its appointment.

        In nominating directors, our Board considers a variety of factors, including whether an individual has experience as a senior executive of a company in the golf or direct marketing industries or at a publicly-traded corporation, experience in the management or leadership of a substantial private business enterprise or such other professional experience as our Board of Directors shall determine shall qualify an individual for Board service. Our Board of Directors also strives to achieve an effective balance and range of experience and expertise, including operational experience and financial expertise. In considering candidates for the Board, our Board of Directors will evaluate the entirety of each candidate's credentials. There are no specific minimum qualifications that must be met by a Board-recommended nominee.

        Our Board will consider director nominees from any reasonable source, including shareholder recommendations tendered in accordance with our By-laws. Our Board also has the authority to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used by the Board to date and, accordingly, no fees have been paid to consultants or search firms.

        Shareholders who wish to nominate an individual for election as a director at an annual meeting of the shareholders must comply with the provisions in our By-laws regarding shareholder nominations. Generally, shareholder nominations must be made in writing and delivered or mailed to the Secretary of Natural Golf Corporation not less than 120 days nor more than 150 days prior to the date on which the proxy statement for the preceding year's annual meeting of shareholders was mailed. Each shareholder nomination must contain the following information to the extent known by the nominating shareholder: (a) the name and address of each proposed nominee, all information relating to such person as would be required to be disclosed in solicitation of proxies for the election of the nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended; (b) the nominee's written consent to serve as a director if elected; (c) the name and address of the nominating shareholder; (d) the number of shares of Common Stock that are owned and of record by such shareholder; and (e) whether such shareholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of shares of Common Stock to elect such nominee or nominees. Nominations for the 2005 Annual Meeting must be received by December 2, 2004. Nominations not made in accordance with these requirements will be disregarded.

        Our Board of Directors elects officers annually and such officers serve at the Board's discretion, subject to the terms of their respective employment agreements. Each of Messrs. Herskovits, Wyant and Magid has entered into an employment agreement with us. See "Executive Compensation—Employment Agreements." Andrew S. Wyant is Thomas Herskovits' brother-in-law.

        Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Securities Exchange Act of 1934, as amended, requires our officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely on a review of the forms we have received and on written representations from certain reporting persons that no such forms were required for them, we believe that, during 2003 all Section 16 filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with by such persons.

        Code of Ethics—Our Board of Directors has adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers. A copy of the Code of Ethics is attached hereto as Exhibit B.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

        Shareholders and other interested parties wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual directors or group or committee of directors. All such correspondence should be sent to our principal office. Shareholder communications to directors will first be opened by our Secretary's office for the purpose of determining whether the contents represent a message to our directors before being forwarded to the addressee. In addition, our Secretary's office will make, if necessary, sufficient copies of the contents to be forwarded to each director who is a member of the group or committee to which the communication is addressed. However, certain kinds of information, such as materials in the nature of advertising, promotions of a product or service, and patently offensive material, will not be forwarded to our directors.

EXECUTIVE COMPENSATION

        The following table sets forth the annual and long-term compensation paid for the fiscal years ended November 30, 2003 and 2002 to our Chief Executive Officer and Chief Financial Officer for the fiscal year ended November 30, 2003 (collectively, the "Named Officers"). No other officer received compensation in excess of $100,000 in either year.

Summary Compensation Table

						Long-Term Compensation Awards Securities Underlying Options (#)
		Annual Compensation
Name and Principal Position	Fiscal Year						All other compensation
		Salary		Bonus
Andrew S. Wyant Chief Executive Officer and President	2003 2002	$ $	150,000 80,000	$0 140,000	(1)	0 0	$ $	6,400 9,600
Frederic M. Schweiger Former Executive Vice President, Chief Operating Officer, General Counsel and Secretary	2003		$48,000	0		0		$118,400(2)

(1)
Paid in shares of Common Stock at a price of $4.00 per share.

(2)
Consulting fees paid to a company owned by Mr. Schweiger prior to him joining us as an employee in July, 2003.

Equity Compensation Plan Information

        The following table provides information as of November 30, 2003 with respect to shares of Common Stock that may be issued under our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	900,000	—	900,000
Equity compensation plans not approved by security holders	—	—	—
Total	900,000	—	900,000

        Employment Agreements—We have entered into an employment agreement with Andrew S. Wyant, dated as of December 9, 2003. The agreement provides for an annual salary of $225,000, a one-time bonus of $50,000 that was paid upon completion of our initial public offering and an annual bonus of up to 75% of Mr. Wyant's base salary awarded at the discretion of our Board of Directors. The agreement provides that if Mr. Wyant is terminated either: (i) without cause by us; (ii) voluntarily by Mr. Wyant for good reason; or (iii) due to disability, he shall receive twelve equal monthly severance payments in the aggregate amount of 50% of his base salary if the termination occurs before November 30, 2004, and if it occurs after November 30, 2004, his full base salary plus the average of any annual bonuses received. He also is entitled to twelve months of benefits. Additionally, Mr. Wyant has agreed to refrain from competing with us for a period of one year following the termination of his employment. The agreement provides him with a $500,000 supplemental life insurance benefit.

        The agreement also provides that Mr. Wyant is eligible to participate in our 2003 Stock Incentive Plan. We initially agreed to grant Mr. Wyant 100,000 restricted shares of Common Stock, 50,000 shares of which will vest on January 1, 2005 and January 1, 2006, and options to purchase an aggregate of 255,000 shares of Common Stock, 155,000 of which vest immediately with the remaining 100,000 vesting pro rata on a monthly basis over a two-year period. On February 25, 2004, our Board of Directors authorized us to amend Mr. Wyant's employment agreement to award him options to purchase an additional 150,000 shares of Common Stock at an exercise price of $3.20 per share in lieu of the 100,000 restricted stock share grant previously agreed to. These options will vest with respect to 75,000 shares on each of January 1, 2005 and 2006. Options granted to Mr. Wyant will vest immediately upon a change of control.

        We also entered into an employment agreement with Richard Magid, dated February 25, 2004. The agreement provides for an annual salary of $225,000 and an annual bonus of up to 75% of Mr. Magid's base salary awarded at the discretion of our Board of Directors. The agreement provides that if Mr. Magid is terminated either: (i) without cause by us; (ii) voluntarily by Mr. Magid for good reason; or (iii) due to disability, he shall receive twelve equal monthly severance payments in the aggregate amount of 50% of his base salary if the termination occurs before November 30, 2004, and if it occurs after November 30, 2004, his full base salary plus the average of any annual bonuses received. He also is entitled to twelve months of benefits. Additionally, Mr. Magid has agreed to refrain from competing with us for a period of one year following the termination of his employment. The agreement provides him with a $500,000 supplemental life insurance benefit.

        The agreement also provides that Mr. Magid is eligible to participate in our 2003 Stock Incentive Plan. We have agreed to grant Mr. Magid options to purchase an aggregate of 200,000 shares of Common Stock, 100,000 of which vest immediately with the remaining 100,000 vesting pro rata on a monthly basis over a two-year period. In addition, options granted to Mr. Magid will vest immediately upon a change of control.

        On February 18, 2004, our Board of Directors authorized us to enter into an employment agreement with our Chairman, Thomas Herskovits. The agreement provides for an annual salary of $100,000.

        We entered into a separation and release agreement with Frederic M. Schweiger, dated January 9, 2004, upon his resignation as our Chief Financial Officer, General Counsel and Secretary. Pursuant to the terms of the agreement, we agreed to pay Mr. Schweiger a lump sum of $125,000 and pay his medical insurance benefits through January 31, 2004.

Certain Relationships and Related Transactions

        In addition to those transactions discussed above under the caption "Executive Compensation—Employment Agreements", during the last two years we have entered into the following transactions with our directors, executive officers, persons holding 5% or more of the outstanding shares of Common Stock or their family members or affiliates:

        On December 17, 2003, we paid down the remaining $200,000 principal amount, plus all accrued but unpaid interest thereon, on a line of credit from a bank. The loan was past due at the time of payment. This loan has been guaranteed by our Chairman, Thomas Herskovits.

        In connection with a private placement of securities, on May 19, 2003 we sold unsecured debentures and warrants to Thomas Herskovits, our Chairman, for an aggregate price of $100,000. We purchased these debentures from Mr. Herskovits on March 10, 2004. We also received $250,000 of advances from Mr. Herskovits. These advances were repaid from the proceeds of our initial public offering. On November 30, 2002, we issued 69,787 shares of Common Stock to Mr. Herskovits at a rate of $4.00 per share in payment of $224,756 of unpaid compensation, a loan of $50,000 and $4,390 of unreimbursed business expenses.

        On November 30, 2002, we issued 71,780 shares of Common Stock to Andrew Wyant, our Chief Executive Officer, at a rate of $4.00 per share in payment of $224,000 of unpaid bonuses and a loan of $63,120. On November 30, 2002, we also issued a note in the principal amount of $93,706 to a former officer in settlement of advances made to us. This note was paid in full from the proceeds of our initial public offering.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of Natural Golf Corporation's financial reports, financial reporting processes and internal control system, the performance and independence of Natural Golf Corporation's auditors and related matters. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as defined by the American Stock Exchange listing standards and Section 301 of the Sarbanes-Oxley Act of 2002.

        Management is responsible for Natural Golf Corporation's financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Natural Golf Corporation's independent auditors, Hein & Associates LLP, are responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. Our responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, we have not conducted auditing or accounting reviews or procedures, and we have relied on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on Natural Golf Corporation's consolidated financial statements.

        The Audit Committee meets periodically with Natural Golf Corporation's management and its independent auditors, Hein & Associates LLP, to discuss Natural Golf Corporation's financial reports, financial reporting processes and internal control system and other related items. We also have reviewed Natural Golf Corporation's 2003 audited consolidated financial statements and discussed these consolidated financial statements with management and Hein & Associates LLP. Our discussions with Hein & Associates LLP included sessions at which management was not present. We discussed with Hein & Associates LLP the results of its audit of Natural Golf Corporation's consolidated financial statements and its evaluation of Natural Golf Corporation's internal controls. We also discussed with Hein & Associates LLP the matters required to be discussed by Statement on Auditing Standards No. 61, and Hein & Associates LLP provided us with the written disclosures and the letter required by the Independent Standards Board Standard No. 1. We discussed with Hein & Associates LLP these materials and the firm's independence from Natural Golf Corporation.

        Based on our discussions with, and review of reports from, management and Hein & Associates LLP, and our reliance on the representation of management that Natural Golf Corporation's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit Committee recommended to the Board of Directors that Natural Golf Corporation's audited consolidated financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended November 30, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit Committee as of February 25, 2004:

  Robert E. Baker
  Kenneth Greenblatt

        The above report of the Audit Committee is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of March 31, 2004, certain information with respect to the beneficial ownership of Common Stock by (i) each person known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each of the Named Officers, and (iv) all executive officers and directors as a group.

Name	Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
Thomas Herskovits(2)	1,084,521	21%
Andrew S. Wyant(3)	312,936	6%
Frederic M. Schweiger	—	—
Kenneth Greenblatt(4)	5,000	*
Richard A. Magid(4)	112,500	2%
Robert E. Baker(5)	8,000	*
Barry J. Ryan(4)	5,000	*
Zesiger Capital Group LLC(6)	305,200	6%
All directors and executive officers as a group (6 persons)	1,527,957	29%

*
Denotes beneficial ownership less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Under these rules, the number of shares beneficially owned by a person and the percentage ownership of that person includes shares of Common Stock that the person can vote or transfer, as well as shares subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2004.

(2)
Includes 27,500 shares of Common Stock that may be acquired by Mr. Herskovits within 60 days of March 31, 2004 pursuant to the exercise of a warrant.

(3)
Includes 175,833 shares of Common Stock that may be acquired by Mr. Wyant within 60 days of March 31, 2004 pursuant to the exercise of options.

(4)
Reflects shares of Common Stock that may be acquired within 60 days of March 31, 2004 pursuant to the exercise of options.

(5)
Includes 5,000 shares of Common Stock that may be acquired within 60 days of March 31, 2004 pursuant to the exercise of options.

(6)
The number of shares of Common Stock shown as beneficially owned was derived from a Schedule 13D/A, dated February 12, 2004, and filed with the SEC by Zesiger Capital Group LLC ("Zesiger"). The address of Zesiger is 320 Park Avenue, 30th Floor, New York, New York 10022.

MISCELLANEOUS AND OTHER MATTERS

        Solicitation—The cost of this proxy solicitation will be borne by us. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

        Proposals of Shareholders— Proposals of shareholders intended to be considered for inclusion in our proxy statement and proxy for the 2005 Annual Meeting of Shareholders must be received by our Secretary's office not earlier than December 2, 2004. Proposals of shareholders intended to be considered at our 2005 Annual Meeting of Shareholders must be received by the Secretary's office not later than December 31, 2004.

        Shareholders Sharing an Address—In accordance with notices sent to beneficial shareholders sharing a single address, we are sending only one Annual Report to Shareholders and Proxy Statement to that address unless we receive contrary instructions from any beneficial shareholder at that address. This "householding" practice reduces our printing and postage costs. However, if a beneficial shareholder at such an address wishes to receive a separate Annual Report to Shareholders or Proxy Statement this year or in the future, he or she may contact us as 847-321-4000 or may write to us at Natural Golf Corporation, 1200 East Business Center Drive, Suite 400, Mount Prospect, IL 60056, Attention: Secretary.

        Other Business— Our Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as our Board of Directors directs.

        Additional Information— We will furnish, without charge, a copy of our Annual Report on Form 10-KSB for the year ended November 30, 2003, as filed with the Commission, upon the written request of any person who is a shareholder as of the Record Date, and will provide copies of the exhibits to such Form 10-KSB upon payment of a reasonable fee which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Natural Golf Corporation, 1200 East Business Center Drive, Suite 400, Mount Prospect, IL 60056, Attention: Secretary. Such information may also be obtained free of charge by accessing the Commission's web site at www.sec.gov.

By order of the Board of Directors,

Richard A. Magid Chief Financial Officer, Chief Operating Office, Secretary and Director

Mount Prospect, Illinois
March 31, 2004

ALL SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

EXHIBIT A

NATURAL GOLF CORPORATION
AUDIT COMMITTEE CHARTER

A. Purpose

        The Audit Committee (the "Committee") shall provide assistance to the members of the Board of Directors (the "Board of Directors" or the "Board") of Natural Golf Corporation (the "Company") in fulfilling their oversight functions with respect to the quality, integrity and annual independent audit of the Company's financial statements. In so doing, it shall be the goal of the Committee to maintain free and open means of communication between the members of the Board, the Company's independent public accountants that audit the Company's financial statements (the "Auditors"), and the Company's management and accounting staff. The Committee shall also assist the Board in reviewing the Company's financing and capital structure.

        The functions of the Committee are enumerated in Section C of this Charter.

        While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Auditors. The Company's management has the responsibility to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Committee to assure the Company's compliance with laws and regulations or compliance with the Company's code of ethical conduct. The primary responsibility for these matters rests with the Company's management.

        In its oversight capacity, the Committee is neither intended nor equipped to guarantee with certainty to the full Board and stockholders the accuracy and quality of the Company's financial statements and accounting practices. The Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

B. Composition

        The Committee shall be comprised of at least three members. Each member of the Committee shall satisfy the requirements, including independence and experience, of (1) the Sarbanes-Oxley Act of 2002 (the "S-O Act") and the rules promulgated by the Securities Exchange Commission (the "SEC") pursuant thereto, (2) any stock exchange or quotation system on which any of the Company's securities are listed or posted (the "Applicable Exchange"), and (3) any other applicable laws, rules or regulations. Committee members and the Committee Chairman shall be designated by the full Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee.

C. Functions

        The Committee's oversight functions may be divided into the following general categories: (1) assessing internal controls established by the Company's management, (2) overseeing financial reporting, (3) evaluating internal and independent audit processes, (4) overseeing the Company's financing and capital structure and (5) other functions. The Committee shall:

        1.    Internal Controls Processes

    a.
    Review periodically with the Auditors, the Company's management and the Company's internal accounting staff the adequacy and effectiveness of the design and operation of the Company's internal controls to record, process, summarize and report financial data, including the ability of such internal controls to expose illegal or improper payments, transactions or procedures.

    b.
    Review periodically with the Company's general counsel and outside legal counsel legal and regulatory matters that could have a significant effect on the Company's financial statements.

    c.
    Review with the Company's management and internal accounting staff and the Auditors any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

    d.
    Review with the Company's management and internal accounting staff and the Auditors the extent to which changes or improvements to the Company's internal controls, as approved by the Committee, have been implemented.

        2.    Reporting Processes    (the following items shall become effective once the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

    a.
    Review with the Company's management and internal accounting staff and the Auditors the Company's audited annual consolidated financial statements, including any opinion or report rendered by the Auditors, and the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to filing the Company's annual report on Form 10-K with the SEC and, if applicable, recommend to the Board that such financial statements be included in the Form 10-K.

    b.
    Review with the Company's management and internal accounting staff and the Auditors the Company's unaudited interim consolidated financial statements and the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to filing the Company's quarterly reports on Form 10-Q with the SEC.

    c.
    Review with the Company's management and internal accounting staff and the Auditors the Company's earnings releases prior to their public dissemination. Review with the Company's management all other communications made by the Company to third parties that contain material, non-public financial information regarding the Company prior to dissemination to such third parties.

    d.
    Based upon discussions with, and reliance upon, the Company's management and internal accounting staff and the Auditors, cause to be prepared a report for inclusion in the Company's annual meeting proxy statement, which report will satisfy the requirements of Item 7(d)(3) of Schedule 14A under the Exchange Act. In addition, the Committee will provide any other audit committee-related disclosure required in filings with the SEC (including, without limitation, disclosure in Exchange Act reports of the Committee's approval of non-audit services to be performed by the Auditors) or otherwise required by the rules of the Applicable Exchange or other applicable securities laws, rules and regulations.

    e.
    Discuss with the Auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments used in preparation of the Company's financial statements.

    f.
    Discuss with the Company's management and internal accounting staff and the Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

        3.    Internal and Independent Audit Process

    a.
    Take sole responsibility for the appointment, compensation and oversight of the work of the Auditors (including resolution of disagreements between management of the

      Company, the Company's internal accounting staff and the Auditors regarding financial reporting or the preparation of the Company's financial statements) for the purpose of preparing or issuing an audit report or related work.

    b.
    Pre-approve all auditing services and permissible non-audit services set forth in Section 202 of the S-O Act provided to the Company by the Auditors. The Committee shall also be responsible for approving the fees and other compensation to be paid to the Auditors for all such services. The Committee may delegate, subject to any rules or limitations it deems appropriate, to one or more designated members of the Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the full Committee at its next meeting.

    c.
    Review on an annual basis all relationships the Auditors have with the Company to determine their independence and effectiveness. The Auditors shall annually provide to the Committee a written statement delineating all such relationships. On an annual basis obtain and review a report from the Auditors describing the Auditors' internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

    d.
    Review the annual audit plan of the Auditors and evaluate their performance.

    e.
    Review the experience and qualifications of the senior members of the Auditors' team.

    f.
    Obtain and review a report from the Auditors at least annually as to (1) all critical accounting policies used by the Company, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management and internal accounting staff, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the Auditors; and (3) other material written communications between the Auditors and the Company's management or internal accounting staff, including management letters and schedules of unadjusted differences.

    g.
    Require the rotation of the lead audit partner on a regular basis in accordance with the requirements of the Exchange Act.

    h.
    Review the Company's hiring of employees or former employees of the Auditors who participated in any capacity in the audits of the Company.

    i.
    Review with the Auditors and the Company's management and internal accounting staff the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

    j.
    Following completion of the annual audit, review with the Company's management and internal accounting staff and the Auditors any significant difficulties encountered during the course of the audit and any recommendations they have with respect to changes or improvements in financial or accounting practices.

        4.    Financing and Capital Structure

    a.
    Review capital expenditure and financing plans.

    a.
    Advise the Board of Directors and management with respect to the Company's capital structure and related corporate financial matters, including financing alternatives and strategies, and make recommendations to the Board of Directors with respect to the financing of the Company.

        5.    Other Functions

    a.
    Review this Charter at least annually and as conditions dictate and recommend to the Board any necessary or desirable amendments.

    b.
    Review and pre-approve related-party transactions and conflicts of interest between Board members, the Company's management or beneficial owners of greater than 5% of the Company's outstanding shares of common stock or any member of the immediate family of any of the foregoing persons, on the one hand, and the Company, on the other hand.

    c.
    Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

    d.
    Perform an annual evaluation of the Committee to determine whether it is functioning effectively.

    e.
    Investigate any other matter brought to its attention within the scope of its duties that it deems appropriate for investigation.

    f.
    Have the authority to engage and determine funding for outside legal, accounting or other advisors as it deems necessary to carry out its functions.

    g.
    Perform such other functions as assigned or required by the Company's articles of incorporation or bylaws, the Board of Directors, federal and state securities laws, the rules of the Applicable Exchange and any other applicable laws, rules or regulations.

D. Meetings

        The Committee shall hold at least four (4) regular meetings per year and any special meetings as may be called by the Chairman of the Committee or at the request of the Auditors or the Company's management or internal accounting staff. Members of the Company's management and internal accounting staff, the Auditors or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Committee shall meet with the Auditors and the Company's management and internal accounting staff in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee may meet via telephone conference calls or take action in writing executed by all the members. A quorum for Committee meetings shall consist of two (2) members.

        The Chairman of the Committee shall set the agenda of each Committee meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each Committee meeting. The Chairman will also cause to be promptly prepared and circulated to the Committee members minutes of each Committee meeting.

E. Communication with the Board of Directors

        The Committee shall, after each meeting, promptly report its activities, findings and conclusions to the full Board of Directors, including providing copies of the minutes to the full Board.

August 2003

EXHIBIT B

NATURAL GOLF CORPORATION
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        Natural Golf Corporation (the "Company") is committed to conducting its business in compliance with applicable laws and regulations. The Company strives to maintain high standards of accuracy, completeness and integrity in its financial dealings, records and reports. These standards serve as the basis for managing the Company's business, for meeting the Company's duties to its shareholders and for maintaining compliance with financial reporting requirements. Accordingly, the Company has adopted this Code of Ethics for its Chief Executive Officer and Corporate Financial Officer and any other senior financial officers (collectively, the "Senior Financial Officers").

I.     Honest and Ethical Conduct

        Senior Financial Officers will exhibit and promote honest and ethical conduct by:

  •
  Encouraging and rewarding professional integrity and eliminating barriers to responsible behavior.

  •
  Promoting the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

  •
  Respecting the confidentiality of information acquired in the course of work, except when authorized or otherwise legally obligated to disclose such information.

  •
  Periodically communicating these ethical standards throughout the organization.

II.    Financial Records and Periodic Reports

        Senior Financial Officers will establish and manage the Company's enterprise transaction and reporting systems and procedures to provide that:

  •
  Business transactions are properly authorized and accurately and timely recorded on the Company's books and records in accordance with U.S. generally accepted accounting principles (GAAP) and policies established by the Company.

  •
  False or artificial statements are not made in the Company's books and records, financial statements or related communications.

  •
  The retention or proper disposal of Company records shall be in accordance with applicable legal and regulatory requirements and any records retention policies established by the Company.

  •
  Reports and documents filed by the Company with, or submitted by the Company to, the Securities and Exchange Commission, as well as other public communications made by the Company regarding its financial condition, results of operations or prospects, will include fair, accurate, timely and understandable disclosure.

III.  Compliance with Applicable Laws, Rules and Regulations

        Senior Financial Officers will establish programs to:

  •
  Educate Company employees about applicable governmental laws, rules and regulations.

  •
  Monitor compliance with applicable governmental laws, rules and regulations.

B-1

IV.    Reporting of Non-Compliance

        Senior Financial Officers will promptly bring to the attention to the Audit Committee of the Company's Board of Directors (the "Audit Committee"):

  •
  Material information that calls into question disclosures made by the Company in its filings with, or submissions to, the Securities and Exchange Commission or in other public communications.

  •
  Information concerning significant deficiencies or material weaknesses in the design or operation of the Company's "internal control over financial reporting" or other factors that could adversely affect the Company's ability to record, process, summarize and report financial data.

  •
  Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal control over financial reporting.

  •
  Information concerning a violation of this Code or any other Company conduct codes, including any actual or apparent conflicts of interest between personal and professional relationships involving management or other employees who have a significant role in the Company's financial reporting, disclosures or internal control over financial reporting.

  •
  Evidence of a material violation by the Company or its employees or agents of applicable governmental laws, rules or regulations.

V.     Disciplinary Action

        In the event of a violation by a Senior Financial Officer of this Code, the Audit Committee shall be responsible for recommending appropriate disciplinary and/or remedial actions.

B-2

PROXY	PROXY

NATURAL GOLF CORPORATION

Proxy Solicited on Behalf of the Board of Directors
For The Annual Meeting of Stockholders—May 10, 2004

        The undersigned appoints Thomas Herskovits, Andrew S. Wyant and Richard A. Magid, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Natural Golf Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held on May 10, 2004, or at any adjournment thereof.

        Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in the Proposal.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

NATURAL GOLF CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY (x)

Election of Directors —

NOMINEES:		For All	Withhold All	For All Except
01 Robert E. Baker	02 Richard A. Magid	☐	☐	☐

(Except nominee(s) written above.)
The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.
Dated:	,2004

Signature(s)
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.

.. FOLD AND DETACH HERE .

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

Natural Golf Corporation
Natural Golf Corporation 1200 East Business Center Drive Suite 400 Mount Prospect, Illinois 60056 (847) 321-4000
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES
OTHER DIRECTORS
SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Equity Compensation Plan Information
Certain Relationships and Related Transactions
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
MISCELLANEOUS AND OTHER MATTERS
EXHIBIT A NATURAL GOLF CORPORATION AUDIT COMMITTEE CHARTER
EXHIBIT B NATURAL GOLF CORPORATION CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
NATURAL GOLF CORPORATION